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Forward-Looking Statements This presentation contains forward-looking statements, which are subject to risks and uncertainties. Additional discussion of factors that could cause actual results to differ materially from management’s projections and estimates is contained in the CarMax, Inc. SEC filings, including its Form 10-K, for the year ended February 28, 2017. The company disclaims any intent or obligation to update its forward-looking statements.

Jim Lyski EVP, CMO

CarMax Differentiates the Customer Experience

Macro Trends Lead to Innovation

Macro Trends Lead to Innovation Mobile First Individuality Personalization Convenience Self-Service Always On Seamlessness

Innovation Approach Product Teams

Innovation Approach Product Teams

Innovation Approach Dual Track Agile

Innovation Approach Dual Track Agile DISCOVERY TRACK DELIVERY TRACK

CarMax compiles a vast amount of data through different areas of operation 10,500,000+ total vehicles sold 25,500,000+ vehicles appraised 65,000,000+ in-store customer contacts 200,000,000+ digital interactions per year 500,000+ customer surveys per year 750,000+ multi-year CAF relationships

CarMax Differentiates the Customer Experience

Value Chain In-Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store 100K’s customer visits to stores monthly Online 15M web visits to carmax.com monthly SEO performance has increased >300% YOY in Q3 FY18

Value Chain Store & Online Store ~60K vehicles in inventory daily Q3 FY18 Online 15M vehicle pictures posted to carmax.com in FY17 27 photo studios in production by end of FY18 360 degree photos rolled out by end of Q4 FY18 Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store 5K sales consultants making recs every day Online 20M machine learning-enabled recs monthly in Q3 FY18 Web is leading the experience Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store >1M in-store finance applications in FY17 Online 100K’s Online pre-quals processed through Q3 FY18 Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store 2M cars appraised in our stores in FY17 1M cars purchased in FY17 (store & auction) Online Expanded CCA test to Chicago market in FY18 Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store ~1.5M transported cars in FY17 Online 100K’s transferred at consumers request in FY18 Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store 670K cars prepared and delivered in FY17 Online Home Delivery test running in NC Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Store 100K’s service events in our stores in FY18 Online RepairPal launched in FY18 Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

DEMO DEMO Value Chain In-Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Thank You